Exhibit 99.1
Lifecore to Manufacture New Innovative Drug for Treatment of Postoperative Pain Following Customer’s FDA Approval
Lifecore Expands its Aseptic Production of Pharmaceutical Drugs

CHASKA, MN, May 17, 2021 (GLOBE NEWSWIRE) – Lifecore Biomedical, Inc., a fully-owned subsidiary of Landec Corporation (Nasdaq: LNDC), today announced the receipt by Heron Therapeutics (“Heron”), one of Lifecore’s customers, of U.S. Food and Drug Administration (FDA) approval for its ZYNRELEF™ (formerly known as HTX-011) candidate on May 13, 2021, for which for Lifecore provides CDMO support.
Heron received FDA approval for ZYNRELEF (bupivacaine and meloxicam) extended-release solution for use in adults for soft tissue or periarticular instillation to produce postsurgical analgesia for up to 72 hours after bunionectomy, open inguinal herniorrhaphy and total knee arthroplasty. ZYNRELEF, the first and only extended-release dual-acting local anesthetic (DALA), delivers a fixed-dose combination of the local anesthetic bupivacaine and a low dose of the nonsteroidal anti-inflammatory drug (NSAID) meloxicam. The synergy between bupivacaine and meloxicam in ZYNRELEF has resulted in patients experiencing less pain, including severe pain, and fewer patients requiring opioids (opioid-free) after surgery as compared to bupivacaine solution, the current standard-of-care.
Dr. Albert Bolles, Landec’s Chief Executive Officer, commented, “We congratulate Heron on their approval and are proud of Lifecore’s efforts in supporting the development of this innovative new opioid-free drug for overcoming postoperative pain. This is an excellent example of how Lifecore’s unique capabilities can help advance product commercialization for innovative drug therapies that improve patient lives.”
Jim Hall, President of Lifecore, continued, “We are excited about this approval and congratulate the Heron team on achieving this major regulatory milestone. The commercial scale manufacturing process of ZYNRELEF was successfully developed and validated at Lifecore and provides another example of Lifecore’s quality systems and manufacturing engineering excellence that we provide to our partners. We greatly appreciate Heron’s long-standing partnership and are pleased to be part of their ongoing commercial success.”
The approval of ZYNRELEF adds to Lifecore’s growing portfolio of partnerships and products, and further demonstrates Lifecore’s capabilities to support the development services and manufacturing of products that must comply with the stringent clinical and regulatory standards in the pharmaceutical marketplace. Lifecore is focused on continuing to work with its partners to develop, formulate and fill pharmaceutical drugs, medical devices and combination products.

About Landec Corporation (Lifecore Biomedical)
Landec Corporation (Nasdaq: LNDC) is a leading innovator of diversified health and wellness solutions with two operating businesses: Lifecore Biomedical, Inc. and Curation Foods, Inc. Landec designs, develops, manufactures and sells products for the food and biopharmaceutical industry. Lifecore Biomedical is a fully integrated contract development and manufacturing organization (CDMO) that offers highly differentiated capabilities in the development, fill and finish of sterile injectable pharmaceutical products in syringes and vials. As a leading manufacturer of premium, injectable grade Hyaluronic Acid, Lifecore brings 35 years of expertise as a partner for global and emerging biopharmaceutical and biotechnology companies across multiple therapeutic categories to bring their innovations to market. Curation Foods is focused on innovating and distributing plant-based foods with 100% clean ingredients to retail, club and foodservice channels throughout North America. Curation Foods is able to maximize product freshness through its geographically dispersed family of growers, refrigerated supply chain and patented BreatheWay® packaging technology. Curation Foods brands include Eat Smart® fresh packaged vegetables and salads, O Olive Oil & Vinegar® premium artisan products and Yucatan® and Cabo Fresh® avocado products. For more information about the Company, visit Landec’s website at www.landec.com.
Important Cautions Regarding Forward-Looking Statements
This press release contains forward-looking statements regarding future events and our future results that are subject to the safe harbor created under the Private Securities Litigation Reform Act of 1995 and other safe harbors under the Securities Act of 1933 and the Securities Exchange Act of 1934. Words such as “anticipate”, “estimate”, “expect”, “project”, “plan”, “intend”, “believe”, “may”, “might”, “will”, “should”, “can have”, “likely” and similar expressions are used to identify forward-looking statements. All forward-looking statements involve certain risks and uncertainties that could cause actual results to differ materially, including such factors among others, as the timing and expenses associated with operations, the ability to achieve acceptance of the Company’s new products in the market place. For additional information about factors that could cause actual results to differ materially from those described in the forward-looking statements, please refer to our filings with the Securities and Exchange Commission, including the risk factors contained in our most recent Quarterly Report on Form 10-Q and Annual Report on Form 10-K. Forward-looking statements represent management’s current expectations and are inherently uncertain. Except as required by law, we do not undertake any obligation to update forward-looking statements made by us to reflect subsequent events or circumstances.
Contact Information:
Investor Relations
Jeff Sonnek
(646) 277-1263
jeff.sonnek@icrinc.com